UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2026

RAINMAKER WORLDWIDE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56311	82-4346844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2510 East Sunset Road, Suite 5 #925 Las Vegas, Nevada	89120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 608-1990

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On December 31, 2025, Rainmaker Worldwide Inc. (the “Company”) entered into three convertible promissory notes (collectively, the “Notes”) with existing shareholders and affiliates of the Company. The Notes were issued in aggregate principal amounts of $163,888.08, $137,301.99, and $63,000.00, respectively, representing the restructuring of outstanding trade accounts payable for services previously rendered to the Company.

Each Note bears interest at a rate of 10% per annum, matures one year from issuance, and is convertible, at the holder’s election, into shares of the Company’s common stock at a fixed conversion price of $0.027 per share, representing the 30-day volume-weighted average price of the Company’s common stock as of the issuance date. The conversion price contains no discount and no variable pricing features. The Notes were issued on a non-cash basis and did not result in the issuance of equity at inception.

Upon a change in control of the Company, as defined in the Notes, each holder may elect to either convert the outstanding principal and accrued interest into shares of common stock at the applicable conversion price or receive repayment of outstanding principal and accrued interest in cash.

The foregoing descriptions of the Notes are qualified in their entirety by reference to the forms of convertible promissory notes filed as Exhibits 10.1, 10.2, and 10.3 hereto.

On December 31, 2025, the Company entered into amendments to existing consulting agreements with Larchwood Management Partners Inc. and 2752128 Ontario Ltd. The amendments modified certain terms of the existing consulting arrangements, including compensation and related payment terms. No equity securities were issued in connection with these amendments.

On January 1, 2026, the Company also entered into a new consulting agreement with Sage Stone (Canada) Inc., pursuant to which Sage Stone (Canada) Inc. will provide consulting services to the Company. The consulting agreement establishes compensation and other customary terms. No equity securities were issued in connection with the execution of the new consulting agreement.

Item 3.02 – Unregistered Sales of Equity Securities

The securities referenced in Item 1.01 were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended, including Section 4(a)(2) thereof.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note – 2752128 Ontario Ltd.
10.2	Convertible Promissory Note – Larchwood Management Partners Inc.
10.3	Convertible Promissory Note – Sage Stone (Canada) Inc.
10.4	Amendment to Consulting Agreement – Larchwood Management Partners Inc.
10.5	Consulting Agreement – Sage Stone (Canada) Inc.
10.6	Amendment to Consulting Agreement – 2752128 Ontario Ltd.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER WORLDWIDE INC.

Dated: January 5, 2026	By:	/s/ Michael O’Connor
	Name:	Michael O’Connor
	Title:	President, Chief Executive Officer and Interim Chief Financial Officer